UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2013

CACHE, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

0-10345	59-1588181
(Commission File Number)	(IRS Employer Identification No.)

1440 Broadway

New York, New York 10018
(Address of principal executive offices and zip code)

(212) 575-3200
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Backstop and Investment Agreement; Voting Agreement; Voting and Standstill Agreements

Backstop and Investment Agreement

On February 5, 2013, Cache, Inc., a Florida corporation (“Cache”) entered into an Investment Agreement (the “Backstop and Investment Agreement”) with MFP Partners, L.P. (“MFP Partners”), Mill Road Capital, L.P. (“Mill Road”) and Jay Margolis.  MFP Partners and Mill Road are shareholders of the Company.  Mr. Margolis is the newly-appointed Chief Executive Officer and Chairman of the Board, as discussed under Item 5.02 below.  Pursuant to the Backstop and Investment Agreement, the Company has agreed to commence an $8.0 million rights offering of its common stock (the “Rights Offering”), as described in more detail below.  Under the terms of the Rights Offering, the Company will distribute, at no charge to the holders of its common stock as of the record date, 0.374 transferable subscription rights for each share of common stock owned on the record date, and each whole right will entitle the holder to purchase one share of common stock.  The rights, if exercised in full, will provide gross proceeds to the Company of $8.0 million.  In addition, holders of rights who fully exercise their basic subscription rights will be entitled to over subscribe for additional shares of common stock that remain unsubscribed as a result of any unexercised rights (up to the number of shares purchased under the holder’s basic subscription rights).  The subscription price for the rights will be $1.65 per share (the “Subscription Price”). The Company will seek to list the rights on the NASDAQ Global Select Market.

Subject to the terms and conditions of the Backstop and Investment Agreement, (i) each of MFP Partners and Mill Road has agreed to purchase, at a price per share equal to the Subscription Price, a number of shares of common stock equal to its full pro rata share of the shares of common stock offered in the Rights Offering, (ii) each of MFP Partners, Mill Road and Mr. Margolis has agreed, severally and not jointly, to purchase from the Company  the unsubscribed shares of the Company’s common stock, after the other shareholders have exercised their basic subscription rights and over subscription privileges, in specified amounts, such that gross proceeds of the Rights Offering and the backstop will be $8.0 million, and (iii) the Company has agreed to issue to each of Mill Road and Mr. Margolis additional shares of common stock in an amount sufficient to enable them to acquire an aggregate of $3.5 million and $1.0 million of common stock, respectively, to the extent they are not able to acquire such amounts otherwise pursuant to the Backstop and Investment Agreement.  The sale of common stock to MFP Partners and Mill Road described in clause (i) of the foregoing sentence is not contingent upon the exercise by MFP Partners and Mill Road of their basic subscription rights, and the basic subscription rights of MFP Partners and Mill Road will be transferable in the same manner as the basic subscription rights held by other holders of the Company’s common stock.    The price per share paid by MFP Partners, Mill Road and Mr. Margolis for all such common stock under the Backstop and Investment Agreement will be equal to the Subscription Price.

The closing of the transactions contemplated by the Backstop and Investment Agreement is subject to satisfaction or waiver of certain conditions, including, without limitation: (i) the effectiveness of the registration statement registering shares of common stock pursuant to the Rights Offering (the “Rights Offering Registration Statement”); (ii) the receipt by the Company of gross proceeds pursuant to the issuance of shares in the Rights Offering and under the Backstop and Investment Agreement of at least $8.0 million; (iii) approval of the Company’s shareholders of the issuance of shares in the Rights Offering and under the Backstop and Investment Agreement; and (iv) absence of any changes or events that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect (as defined in the Backstop and Investment Agreement).

The Backstop and Investment Agreement may be terminated at any time prior to the closing of the Rights Offering and the issuances contemplated by the Backstop and Investment Agreement:

•     by mutual written agreement of the Company, on the one hand, and both of MFP Partners and Mill Road, on the other hand;

•     by each of MFP Partners, Mill Road or Mr. Margolis, with respect to such party and without the consent of any other party, under the following circumstances: (i) if there is a breach by the Company of any covenant or representation or warranty that would cause the failure to satisfy a closing condition and is not capable of cure by July 4, 2013; (ii) upon the occurrence of any event that results in a failure to satisfy a closing condition and is not capable of cure by July 4, 2013; (iii) if the Rights Offering Registration Statement has not been declared effective by the Securities and Exchange Commission by July 4, 2013; (iv) if any other party (other than the Company) terminates the Backstop and Investment Agreement with respect to itself; or (v) if the closing has not occurred by July 4, 2013;

•     by the Company under the following circumstances: (i) if there is a breach by any of MFP Partners, Mill Road or Mr. Margolis of any covenant or representation or warranty that would cause the failure to satisfy a closing condition and is not capable of cure by July 4, 2013; or (ii) upon the occurrence of any event that results in a failure to satisfy a closing condition, which failure is not capable of cure by July 4, 2013.

The Company has agreed to indemnify MFP Partners, Mill Road, Mr. Margolis and their affiliates and their respective officers, directors, members, partners, employees, agents, and controlling persons for losses arising out of the Rights Offering, the Backstop and Investment Agreement or any of the transactions contemplated by such agreement, subject to limited exceptions.

The Company is required pursuant to the Backstop and Investment Agreement to file, within a specified time period, a shelf registration statement (the “Resale Registration Statement”) on Form S-3, registering offers and sales of the shares acquired by MFP Partners, Mill Road and Mr. Margolis pursuant to the Backstop and Investment Agreement.

In addition, the Company agreed to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with each of MFP Partners and Mill Road upon the closing of the Rights Offering and the issuances contemplated by the Backstop and Investment Agreement, the form of which is attached as an exhibit to the Backstop and Investment Agreement attached as an exhibit to this Current Report on Form 8-K.  Pursuant to the Registration Rights Agreement, each of MFP Partners and Mill Road will have customary demand and piggyback registration rights relating to any shares of common stock held by such parties.  MFP Partners and Mill Road will also have the right to require the Company to file a shelf registration statement relating to such shares. Under the terms of the Registration Rights Agreement, the Company will be required to pay all registration expenses in connection with any demand or shelf registration.

Voting Agreement

On February 5, 2013, the Company, MFP Partners and Mill Road entered into a Voting Agreement (the “Voting Agreement”).  The Voting Agreement provides that on the day prior to the shareholders meeting to vote on the issuance of shares in the Rights Offering and under the Backstop and Investment Agreement, two directors of the Company will be requested to resign from the Board and each of Michael F. Price, who is the managing partner of MFP Partners, and an individual designated by Mill Road (in consultation with MFP Partners) will be appointed to fill the vacancies created thereby; provided that each of MFP Partners and Mill Road may elect to defer such appointment of its respective designee to a later date.  In addition, the Voting Agreement provides, among other things, that, at the Company’s 2013 annual meeting of the shareholders, two individuals designated by MFP Partners (one of whom will be designated by MFP Partners in consultation with Mill Road and neither of whom will be an individual who served as a director prior to the date of the Voting Agreement) and one individual designated by Mill Road will be nominated for election to the Board, and each of MFP Partners and Mill Road will vote all of their shares of Common Stock in favor of the election of such individuals to the Board, in each case, subject to the terms of the Voting Agreement. The Voting Agreement provides that, effective immediately upon the earliest date on which either of Michael F. Price or a designee of Mill Road is elected as a director of the Company pursuant to the Voting Agreement, each committee of the Board will include one director designated by MFP Partners and one director designated by Mill Road, to the extent permitted by applicable law and the Nasdaq Marketplace Rules.  The Company, the Board and the Nominating and Governance Committee of the Board must (i) nominate the persons designated by MFP Partners and Mill Road to serve on the Board at the next annual shareholders meeting or any special shareholders meeting that is held in lieu of the next annual shareholders meeting and (ii) use all commercially reasonable efforts to cause the election of the persons so nominated.

The Voting Agreement provides that nothing therein shall be deemed to limit or restrict any director or officer of the Company from exercising his or her fiduciary duties in accordance with applicable law.  The term of the Voting Agreement expires immediately following the 2013 annual meeting of the shareholders, unless earlier terminated in accordance with its terms.

The Company is required pursuant to the terms of the Voting Agreement to enter into an indemnification agreement (the “Indemnification Agreement”) with each person appointed or elected to serve as a director of the Company, the form of which is attached as an exhibit to the Voting Agreement.  The Indemnification Agreement provides, among other things, that the Company will indemnify each director in the event that he/she becomes a party or otherwise a participant in any action or proceeding on account of her/his service as a director (or service for another entity in any capacity at the Company’s request) to the fullest extent permitted by applicable law.  In addition, the Indemnification Agreement provides for the advancement of expenses incurred by directors. The rights provided by the Indemnification Agreement are in addition to any other rights to indemnification or advancement of expenses to which directors may be entitled under the Company’s articles of incorporation and bylaws, applicable law, or otherwise.  The Company intends to enter into the Indemnification Agreement with each of its directors.

Voting and Standstill Agreements

On February 5, 2013, (i) Thomas E. Reinckens, who resigned as Chairman of the Board and Chief Executive Officer as of February 5, 2013, and the Company entered into a Voting and Standstill Letter Agreement (the “Reinckens Voting and Standstill Agreement”), and (ii) Andrew Saul, a director of the Company, and the Company entered into a Voting, Standstill and Indemnification Letter Agreement (the “Saul Voting, Standstill and Indemnification Letter Agreement”, and together with the Reinckens Voting and Standstill Agreement, the “Voting and Standstill Agreements”) pursuant to which each of Mr. Reinckens and Mr. Saul agreed (i) to vote any and all shares of common stock he or his affiliates own in favor of the issuance of shares in the Rights Offering and under the Backstop and Investment Agreement and (ii) not to transfer any such shares until the earlier of (x) two trading days following the closing date of the issuance of shares in the Rights Offering and under the Backstop and Investment Agreement and (y) thirty days following the termination of the Backstop and Investment Agreement. In addition, Mr. Saul agreed pursuant to the Saul Voting, Standstill and Indemnification Agreement not to stand for re-election at the 2013 annual meeting of the shareholders.

The foregoing summaries of certain terms of the Backstop and Investment Agreement, Registration Rights Agreement, Voting Agreement, Indemnification Agreement and Voting and Standstill Agreements are qualified in their entirety by the text of such agreements, which are attached as exhibits to this Current Report on Form 8-K.

Item 3.02   Unregistered Sales of Equity Securities

Pursuant to the Backstop and Investment Agreement, the Company is obligated, subject to the limited conditions set forth in the Backstop and Investment Agreement, to issue unregistered shares of common stock to each of MFP Partners, Mill Road and Mr. Margolis.  A description of the Backstop and Investment Agreement is set forth above in Item 1.01 and is incorporated by reference herein as if fully set forth herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chairman of the Board and Chief Executive Officer

On February 5, 2013, Thomas E. Reinckens resigned as Chairman of the Board and Chief Executive Officer of the Company.  In connection with his resignation, Mr. Reinckens and the Company entered into a Separation and General Release Agreement, dated as of February 5, 2013 (the “Separation Agreement”).  Under the Separation Agreement, (i) Mr. Reinckens

acknowledges and agrees to abide by the restrictive covenants in his Employment Agreement, dated as of February 24, 2012, (ii) Mr. Reinckens grants the Company a general release from any claims or liability to Mr. Reinckens, and (iii) in accordance with the terms of Mr. Reinckens’ Employment Agreement, Mr. Reinckens is provided with severance, in the form of: (A) continuing payments for the remaining balance of his employment term, in the amount of approximately $1.2 million over a period of approximately two years, subject to reduction for any compensation he receives from any employment or consultant position during the remainder of the term, and (B) continuing eligibility for coverage under the Company’s medical and dental insurance plans for the remainder of the term of his Employment Agreement, subject to the cancellation of such coverage if Mr. Reinckens becomes eligible for alternative coverage during the remainder of the term.  Pursuant to the terms of the Company’s 2008 Stock Option and Performance Incentive Plan, and Mr. Reinckens’ applicable stock option agreements, he will have 30 calendar days to exercise any of his 400,000 stock options, after which time such options will be forfeited.  Mr. Reinckens’ will also retain his 143,333 unvested restricted shares until the earlier of the termination date of the Backstop and Investment Agreement and the completion of the rights offering contemplated by the Backstop and Investment Agreement, after which time such shares will be forfeited.

The foregoing summary of certain terms of the Separation Agreement is qualified in its entirety by the text of the Separation Agreement which is attached as Exhibit 10.5 to this Current Report on Form 8-K.

Appointment of Chairman of the Board and Chief Executive Officer

On February 5, 2013, Jay Margolis, 64, was appointed Chairman of the Board and Chief Executive Officer of the Company.

Mr. Margolis is a highly accomplished executive with over 30 years of retail, merchandising and product development experience in the specialty retail industry.  Prior to joining the Company, Mr. Margolis had been the Chairman of Intuit Consulting since January 2008.  He has held senior leadership positions with several high profile retail and apparel companies, most recently serving as President and Chief Executive Officer of Limited Brands’ Apparel Group (Express and Limited Stores), where he was responsible for revamping the product line and leading the successful operational turnaround of the businesses. Prior to Limited Brands, Mr. Margolis was President, Chief Operating Officer & Director of Reebok International, where he played a critical role in improving the financial and operating performance of the Reebok, Rockport and Ralph Lauren Footwear brands.  Prior to Reebok, Mr. Margolis served as Chairman and CEO of Esprit de Corporation, USA, President and Vice Chairman of the Board of Directors of Tommy Hilfiger Inc. and in several senior executive positions at Liz Claiborne Inc. Mr. Margolis currently sits on the Board of Directors of Burlington Coat Factory Warehouse Corporation, Godiva Chocolatier Inc. and Boston Beer Company. He earned his B.A. degree from Queens College, part of The City University of New York.

On February 5, 2013, Jay Margolis and the Company entered into an Employment Agreement (the “Employment Agreement”), which has a term of three years. Under the Employment Agreement, Mr. Margolis will serve as Chief Executive Officer and Chairman of the Board of Directors, and is entitled to receive the following compensation and benefits:

•     an annual base salary of $900,000;

•     participation in the welfare, benefit and retirement plans that the Company’s employees are entitled to participate in;

•     participation in the retirement and savings plans that the Company’s employees are entitled to participate in;

•     participation in the Company’s 2008 Stock Option and Performance Incentive Plan, as it may be amended from time to time, and will be entitled to participate in any other executive bonus or incentive plan established by the Company;

•     an award of 1,000,000 common stock options (the “Options”) pursuant to a Nonqualified Stock Option Agreement, which shall vest in equal installments on the first, second and third anniversary of the grant date; and

•     an annual bonus with a target of fifty percent (50%) of his annual base salary, subject to financial performance targets set by the Company; provided, however, that for the 2013 calendar year, he is entitled to a guaranteed bonus of $225,000.

The Employment Agreement provides that if Mr. Margolis’ employment with the Company is terminated by mutual agreement, resignation, disability or death or with cause (as that term is defined in the Employment Agreement), then Mr. Margolis is terminated without compensation, except for any unpaid salary or vested benefits as of the date of termination.  In addition, the Employment Agreement provides that if the shareholders of the Company do not approve the issuances of shares in the Rights Offering and under the Backstop and Investment Agreement on or before July 4, 2013, then Mr. Margolis may resign from his positions with the Company.  In the event of a resignation, (i) Mr. Margolis will not be entitled to any compensation, (ii) all of the Options will terminate, and (iii) Mr. Margolis will not be subject to any post-employment non-competition obligations.  The Employment Agreement further provides that if the Company terminates Mr. Margolis’ employment prior to a Change of Ownership or Control (as such term is defined in the Employment Agreement) without cause, then Mr. Margolis: (i) is entitled to receive his annual base salary then in effect for the remainder of the term of the Employment Agreement in accordance with the Company’s normal payroll practices, subject to reduction for any compensation he receives from any employment or consultant position during the remainder of the term, and (ii) will continue to be eligible for coverage under the Company’s medical and dental insurance plans for the remainder of the term of the Employment Agreement, subject to the cancellation of such coverage if Mr. Margolis becomes eligible for alternative coverage during the remainder of the term.  If Mr. Margolis’ employment with the Company is terminated following a Change of Ownership or Control, then he is entitled to receive a one-time payment equal to twenty-four (24) months of his annual base salary then in effect.  Mr. Margolis’ receipt of the post-employment compensation and benefits described above is subject to and conditioned upon his signing a general release agreement.  Mr. Margolis is also subject to certain confidentiality, non-competition and non-solicitation obligations, both during his employment and for certain periods thereafter.

The Company and Mr. Margolis also entered into a Nonqualified Stock Option Agreement, dated as of February 5, 2013, which granted to Mr. Margolis, a time-based stock option (the “Option”) to purchase 1,000,000 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on February 5, 2013, the date of the grant.  The Option vests in equal installments on the first, second and third anniversary of the grant date.  The Option grant made to Mr. Margolis was awarded as stock options that qualify as an inducement grant pursuant to NASDAQ Listing Rules.

The foregoing summary of certain terms of the Employment Agreement and the Nonqualified Stock Option Agreement are qualified in their entirety by the text of the Employment Agreement and Nonqualified Stock Option Agreement, which are attached as Exhibits 10.6 and 10.7 to this Current Report on Form 8-K.

Agreement to Not Stand for Re-Election by Andrew Saul

Pursuant to the Saul Voting and Standstill Agreement, Andrew Saul has agreed that he will not stand for re-election to the Board when his term expires at the upcoming 2013 annual meeting of the shareholders.  A description of the Saul Voting and Standstill Agreement is set forth above in Item 1.01 and is incorporated by reference herein as if fully set forth herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company has filed an amendment to its articles of incorporation (the “Amendment”) with the Florida Division of Corporations. The Amendment was effective on February 4, 2013. The Amendment increased the number of authorized shares of the Company’s common stock from 20 million shares to 40 million shares, as previously approved by the Company’s shareholders.  The Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K.

On February 4, 2013, the Board adopted an amendment to the Company’s bylaws (the “Bylaw Amendment”) providing that Section 607.0902 of the Florida Business Corporation Act shall not apply to any control-share acquisitions of shares of the Company.  The Bylaw Amendment was adopted by the Board prior to the Board’s approval of the Backstop and Investment Agreement and the transactions contemplated thereby.  The Bylaw Amendment is attached as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

The following exhibits are filed herewith:

3.1	Articles of Amendment to Articles of Incorporation, effective February 4, 2013.

3.2	Amendment to Bylaws, effective February 4, 2013

10.1	Investment Agreement, by and among Mill Road Capital, L.P., MFP Partners, L.P., Jay Margolis and the Company, dated as of February 5, 2013 (including the form of Registration Rights Agreement).

10.2                        Voting Agreement by and among Mill Road Capital, L.P., MFP Partners, L.P. and the Company, dated as of February 5, 2013 (including the form of Indemnification Agreement).

10.3                        Voting, Standstill and Indemnification Letter Agreement, by and between the Company and Andrew Saul, dated as of February 5, 2013.

10.4                        Voting and Standstill Letter Agreement, by and between the Company and Thomas E. Reinckens, dated as of February 5, 2013.

10.5                        Separation and General Release Agreement between Cache, Inc. and Thomas E. Reinckens, dated as of February 5, 2013.

10.6                        Employment Agreement between Cache, Inc. and Jay Margolis, dated as of February 5, 2013

10.7                        Nonqualified Stock Option Agreement between Cache, Inc. and Jay Margolis, dated as of February 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHE, INC.

Date: February 8, 2013	/s/ Margaret J. Feeney
Margaret J. Feeney
Executive Vice President and Chief Financial Officer